Exhibit 99.1

Investor Relations Contact:
Raphael Gross/ Don Duffy
203.682.8200

Kona Grill Reports Third Quarter Results
Third Quarter Same-Store Sales Increase 4.9%; Diluted EPS of $0.07
Company Raises 2007 Earnings Guidance
To Present at Investor Conferences in November and December

SCOTTSDALE—(BUSINESS WIRE)—October 29, 2007—Kona Grill, Inc. (Nasdaq: KONA), an American grill and sushi bar, today reported results for its third quarter ended September 30, 2007.

Highlights for the third quarter of 2007 include:

•	Revenue increased 39.1% to $19.2 million

•	Same-store sales increased 4.9%

•	Restaurant operating profit increased 51.9% to $4.1 million

•	Net income of $0.4 million, or $0.07 per diluted share, including non-cash stock-based compensation expense of $0.1 million, or $0.02 per diluted share

Highlights for the first nine months of 2007 include:

•	Revenue increased 51.0% to $54.2 million

•	Same-store sales increased 4.0%

•	Restaurant operating profit increased 46.9% to $10.9 million

•	Net income of $0.2 million, or $0.03 per diluted share, including non-cash stock-based compensation expense of $0.5 million, or $0.07 per diluted share

“We are very pleased with our financial results for the third quarter, which exceeded forecast for both the top and bottom lines. Our same-store sales growth of 4.9% demonstrates the strength of the Kona Grill brand in spite of the challenging consumer environment, and our concept continues to generate one of the highest operating profit margins in the industry. Overall, we remain confident that our business model can generate long-term shareholder value,” said Marcus E. Jundt, Chief Executive Officer of Kona Grill.

Third Quarter Financial Results
Revenue increased 39.1% to $19.2 million during the third quarter of 2007 from $13.8 million during the same period last year. The growth in revenues is attributable to additional revenue from four restaurants opened since October 2006 and a 4.9% increase in same-store sales, reflecting higher menu pricing.

Average weekly sales for the nine restaurants in the comparable base were $99,098 during the third quarter of 2007, compared to $94,494 in the prior year period. Average weekly sales for restaurants not in the comparable base that were open the entire quarter were $83,912 during the third quarter this year compared to $75,068 during the same period last year, an 11.8% increase.

Net income for the third quarter of 2007 was $0.4 million, or $0.07 per diluted share, based upon 6.2 million diluted shares, versus a net loss of ($0.5) million or ($0.08) per diluted share last year, based upon 5.8 million diluted shares.

First Nine Months Financial Results
Revenue increased 51.0% to $54.2 million during the first nine months of 2007 from $35.9 million in the same period last year. Same-store sales increased 4.0%. In the first nine months of 2006, the Company experienced 5.1% growth in same-store sales.

Net income for the nine months ended September 30, 2007 was $0.2 million, or $0.03 per diluted share based upon 6.2 million shares. This compares to a net loss of ($1.7) million, or ($0.29) per diluted share, based upon 5.8 million diluted shares in the prior year period.

Financial Guidance
For the fourth quarter of 2007, the Company forecasts revenue of $18.6 million to $19.1 million and a net loss of ($0.8) million to ($0.5) million, or ($0.14) to ($0.09) per share. The earnings per share range includes the impact of expensing non-cash stock-based compensation which is estimated to be $0.03 to $0.04 per diluted share for the fourth quarter of 2007. The Company plans to open a restaurant in Stamford, CT in early November and a restaurant in Baton Rouge, LA in December.

For fiscal year 2007, the Company has narrowed its anticipated revenue guidance to between $72.8 million and $73.3 million and anticipates an improved net loss per share of ($0.05) to ($0.10) versus prior guidance, including an estimated $0.10 to $0.12 per diluted share for non-cash stock-based compensation. The Company intends to open four restaurants in 2007, of which two have already opened.

The Company anticipates opening six new restaurants in 2008 with two in the second quarter, one in the third quarter and three in the fourth quarter. The 2008 development schedule includes the previously announced restaurants in Gilbert, AZ and West Palm Beach, FL, a restaurant in North Scottsdale, AZ and three additional units to be named at a later date.

Conference Call
The Company will host a conference call to discuss third quarter 2007 financial results today at 5:00 PM ET. The call will be webcast live from the Company’s website at www.konagrill.com under the investor relations section. Listeners may also access the call by dialing 1-888-211-7304 or 1-913-981-5543 for international callers. A replay of the call will be available until Tuesday, November 6, 2007, by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 2374619.

Investor Conferences
The Company will be presenting at the Oppenheimer 5th Annual Restaurant Conference on Thursday, November 1, 2007 at The Wynn Hotel in Las Vegas, NV. The investor presentation will begin at 3:05 PM PT.

The Company will be presenting at the Wedbush Morgan 8th Annual California Dreamin’ Conference on Wednesday December 12, 2007 at the Fairmont Miramar Hotel, in Santa Monica, CA. The investor presentation will begin at 10:30 AM PT.

Investors and interested parties will be able to listen to both investor presentations via webcast from the investor relations portion of the Company’s website at www.konagrill.com.

About Kona Grill
Kona Grill owns and operates restaurants in Scottsdale and Chandler, AZ; Denver, CO; Naples, FL; Lincolnshire and Oak Brook, IL; Carmel, IN; Troy, MI; Kansas City, MO; Omaha, NE; Las Vegas, NV; Austin, Dallas, Houston, San Antonio, and Sugar Land (Houston), TX. Kona Grill restaurants offer freshly prepared food, personalized service, and a warm, contemporary ambiance that creates an exceptional, yet affordable, dining experience. Kona Grill restaurants serve a diverse selection of mainstream American dishes as well as a variety of appetizers and entrees with an international influence. Each restaurant also features an extensive sushi menu and sushi bar.

Forward-Looking Statements
The financial guidance we provide for our fourth quarter and fiscal year 2007 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include various risk factors set forth in our 2006 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as well as various risk factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
	(Unaudited)

ASSETS
Current assets	$13,333	$17,873
Other assets	439	407
Property and equipment, net	43,800	40,516

Total assets	$57,572	$58,796

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$6,867	$8,731
Long-term obligations	14,036	14,243
Stockholders’ equity	36,669	35,822

Total liabilities and stockholders’ equity	$57,572	$58,796

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(Unaudited)
Restaurant sales	$19,210	$13,812	$54,198	$35,883
Costs and expenses:
Cost of sales	5,346	3,962	15,379	10,156
Labor	5,875	4,311	16,920	11,042
Occupancy	1,204	905	3,467	2,423
Restaurant operating expenses	2,646	1,909	7,522	4,835
General and administrative	1,885	1,713	5,486	5,352
Preopening expense	367	491	1,205	1,471
Depreciation and amortization	1,486	1,157	4,252	2,710

Total costs and expenses	18,809	14,448	54,231	37,989

Income (loss) from operations	401	(636)	(33)	(2,106)
Nonoperating income (expense):
Interest income	140	240	431	723
Interest expense	(37)	(72)	(79)	(226)

Income (loss) before provision for income taxes	504	(468)	319	(1,609)
Provision for income taxes	60	—	105	50

Net income (loss)	$444	$(468)	$214	$(1,659)

Net income (loss) per share:
Basic	$0.08	$(0.08)	$0.04	$(0.29)

Diluted	$0.07	$(0.08)	$0.03	$(0.29)

Weighted average shares used in computation:
Basic	5,891	5,805	5,870	5,776

Diluted	6,238	5,805	6,231	5,776

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations
The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, and preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a percentage of restaurant sales as a key metric to evaluate its restaurants’ financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company’s calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Restaurant sales	$19,210	$13,812	$54,198	$35,883
Costs and expenses:
Cost of sales	5,346	3,962	15,379	10,156
Labor	5,875	4,311	16,920	11,042
Occupancy	1,204	905	3,467	2,423
Restaurant operating expenses	2,646	1,909	7,522	4,835

Restaurant operating profit	4,139	2,725	10,910	7,427

Deduct — other costs and expenses:
General and administrative	1,885	1,713	5,486	5,352
Preopening expense	367	491	1,205	1,471
Depreciation and amortization	1,486	1,157	4,252	2,710

Income (loss) from operations	$401	$(636)	$(33)	$(2,106)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	27.8	28.7	28.4	28.3
Labor	30.6	31.2	31.2	30.8
Occupancy	6.3	6.6	6.4	6.7
Restaurant operating expenses	13.8	13.8	13.9	13.5

Restaurant operating profit	21.5	19.7	20.1	20.7

Deduct — other costs and expenses:
General and administrative	9.8	12.4	10.1	14.9
Preopening expense	1.9	3.5	2.2	4.1
Depreciation and amortization	7.7	8.4	7.8	7.6

Income (loss) from operations	2.1%	(4.6)%	(0.1)%	(5.9)%

Certain percentage amounts do not sum to total due to rounding